The information in this preliminary pricing supplement is not complete and may be changed.

Preliminary Pricing Supplement         SUBJECT TO COMPLETION        May 19, 2009

Pricing Supplement dated May _, 2009
(To the Prospectus dated January 5, 2007; Prospectus
Supplement dated February 28, 2007; and Product Prospectus
Supplement dated October 20, 2008)

================================================================================

[RBC LOGO]                                    $
                               Reverse Convertible Notes, each
                Linked to the Common Stock of a Single Reference Stock Issuer

================================================================================

Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus January 5, 2007, the product prospectus supplement dated October 20, 2008 and the prospectus supplement dated February 28, 2007.

General: This pricing supplement relates to thirty (30) separate Reverse Convertible Notes ("RevCons") offerings. Each RevCon offering is a separate offering of Notes linked to one, and only one, Reference Stock. All of the Notes offered hereby are collectively referred to as the "Notes". Some of the Notes have a duration of three months ("Three Month Notes"), and some of six months ("Six Month Notes").The duration for each Note is indicated below. If you wish to participate in more than one RevCon offering, you must separately purchase the applicable Notes. The Notes offered hereby do not represent Notes linked to a basket of some or all of the Reference Stocks.

Issuer:                       Royal Bank of Canada ("Royal Bank")

Issue:                        Senior Medium-Term Notes, Series C

Pricing Date:                 May 26, 2009

Issuance Date:                May 29, 2009

Denominations:                Minimum denomination of $1,000, and integral
                              multiples of $1,000 thereafter.

Deposit Currency              U.S. Dollars

Coupon Payment:               Each coupon will be paid in equal monthly
                              payments. (30/360)

  Coupon Payment Date (s):    The coupon will be paid on the last business day
                              of each month during the term of the note except for the final coupon, which will be paid on the Maturity Date.


Three Month Notes:

             Valuation Date:  August 26, 2009

              Maturity Date:  August 31, 2009


Six Month Notes:

             Valuation Date:  November 24, 2009

              Maturity Date:  November 30, 2009

Reference Stock:

   No.     Principal   Reference Stock                          Ticker    Coupon    Strike    Barrier   Term       CUSIP
   ---     ----------  ---------------                          ------    -------   -------   -------   ----       -----
             Amount                                                        Rate     Price     Price
             ------                                                        ----     -----     -----
    1294      $        Alcoa Inc.                               AA         25.00%   $[ ]      65%      3 month   78008GW73

    1295      $        Arch Coal, Inc.                          ACI        25.00%   $[ ]      65%      3 month   78008GW81

    1296      $        Aflac, Inc.                              AFL        19.00%   $[ ]      60%      3 month   78008GW99

    1297      $        Amazon.com, Inc.                         AMZN       11.00%   $[ ]      75%      3 month   78008GX23

    1298      $        American Express Company                 AXP        23.50%   $[ ]      65%      3 month   78008GX31

    1299      $        Bank of America Corporation              BAC        30.25%   $[ ]      60%      3 month   78008GX49

    1300      $        Peabody Energy Corporation               BTU        18.00%   $[ ]      65%      3 month   78008GX56

    1301      $        Caterpillar Inc.                         CAT        18.50%   $[ ]      75%      3 month   78008GX64

    1302      $        Chesapeake Energy Corporation            CHK        16.00%   $[ ]      65%      3 month   78008GX72

    1303      $        Deere & Company                          DE         18.75%   $[ ]      75%      3 month   78008GX80

    1304      $        Devon Energy Corporation                 DVN        10.50%   $[ ]      75%      3 month   78008GX98

    1305      $        Freeport-McMoRan Copper & Gold, Inc.     FCX        15.50%   $[ ]      65%      3 month   78008GY22

    1306      $        Frontier Oil Corporation                 FTO        11.75%   $[ ]      65%      3 month   78008GY30

    1307      $        General Electric Company                 GE         12.00%   $[ ]      65%      3 month   78008GY48

    1308      $        Goldcorp, Inc.                           GG         16.00%   $[ ]      75%      3 month   78008GY55

    1309      $        The Goldman Sachs Group, Inc.            GS         13.00%   $[ ]      75%      3 month   78008GY63

    1310      $        JPMorgan Chase & Co.                     JPM        15.00%   $[ ]      65%      3 month   78008GY71

    1311      $        Lowe's Companies, Inc.                   LOW        12.50%   $[ ]      75%      3 month   78008GY89

    1312      $        Nucor Corporation                        NUE        23.55%   $[ ]      75%      3 month   78008GY97

    1313      $        Petroleo Brasileiro S.A.                 PBR        12.50%   $[ ]      75%      3 month   78008G2C5

    1314      $        Research In Motion Limited               RIMM       20.25%   $[ ]      75%      3 month   78008GZ21

    1315      $        Union Pacific Corporation                UNP        11.25%   $[ ]      75%      3 month   78008GZ39

    1316      $        U.S. Bancorp                             USB        21.50%   $[ ]      65%      3 month   78008GZ47

    1317      $        Companhia Vale do Rio Doce               VALE       13.00%   $[ ]      70%      3 month   78008G2B7

    1318      $        Wells Fargo & Company                    WFC        19.00%   $[ ]      60%      3 month   78008GZ54

    1319      $        United States Steel Corporation          X          27.50%   $[ ]      65%      3 month   78008GZ62

    1320      $        Apple Inc.                               AAPL       10.00%   $[ ]      75%      6 month   78008GZ70

    1321      $        Ford Motor Company                       F          28.00%   $[ ]      60%      6 month   78008GZ88

    1322      $        The Home Depot, Inc.                     HD         10.50%   $[ ]      75%      6 month   78008GZ96

    1323      $        Monsanto Company                         MON        10.75%   $[ ]      75%      6 month   78008G2A9

Term:                         As set forth above

Initial Share Price:          The price of the Reference Stock on the Pricing
                              Date.

Final Share Price:            The price of the Reference Stock on the Valuation
                              Date.

 Payment at Maturity (if held For each $1,000 principal amount of the Notes, the
 to maturity):                investor will receive $1,000 plus any accrued and
                              unpaid interest at maturity unless:

                              (i)  the Final Stock Price is less than the
                                   Initial Stock Price; and

                              (ii) (a) for notes subject to Intra-Day
                                   Monitoring, at any time during the Monitoring Period, the trading price of the Reference Stock is less than the Barrier Price, or

                                   (b) for notes subject to Close of Trading Day Monitoring, on any day during the Monitoring Period, the closing price of the Reference Stock is less than the Barrier Price.

                              If the conditions described in (i) and (ii) are both satisfied, then at maturity the investor will receive, instead of the principal amount of the Notes, in addition to any accrued and unpaid interest, the number of shares of the Reference Stock equal to the Physical Delivery Amount, or at our election, the cash value thereof. If we elect to deliver shares of the Reference Stock, fractional shares will be paid in cash.

                              Investors in these Notes could lose some or all of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

Monitoring Period:            From and excluding the Pricing Date to and
                              including the Valuation Date

Monitoring Method:            Close of Trading Day

Physical Delivery Amount:     For each $1,000 principal amount, a number of
                              shares of the Reference Stock equal to the principal amount divided by the Initial Share
                              Price. If this number is not a round number then the number of shares of the Reference Stock to be delivered will be rounded down and the fractional part shall be paid in cash.

Secondary Market:             RBC Capital Markets Corporation (or one of its
                              affiliates), though not obligated to do so, plans to maintain a secondary market in the Notes after the Issuance Date. The amount that an investor may receive upon sale of their Notes prior to maturity may be less than the principal amount of such Notes.

Calculation Agent:            The Bank of New York

Listing:                      None

Settlement:                   DTC global notes

Terms Incorporated In the     All of the terms appearing above the item
Master Note                   captioned "Secondary Market" on the cover page of
                              this pricing supplement and the terms appearing under the caption "Specific Terms of the Reverse
                              Convertible Notes" in the product supplement with respect to reverse convertible notes dated October
                              20, 2008.

Investing in the Notes involves a number of risks. See "Risk Factors" beginning on page S-1 of the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific To Your Notes" beginning on page PS-1 of the product prospectus supplement dated October 20, 2008 and "Selected Risk Considerations" in this pricing supplement.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense. The Notes are not offered or sold and will not be offered or sold in Hong Kong, other than (i) to persons whose ordinary business is to buy or sell shares or debentures (whether as principal or agent); or (ii) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or
(iii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance.

No advertisement, invitation or document relating to the Notes, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted top do so under the securities laws of Hong Kong) will be issued other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

The price at which you purchase the notes includes hedging costs and profits that Royal Bank or its affiliates expect to incur or realize. These costs and profits will reduce the secondary market price, if any secondary market develops, for the notes. As a result, you will experience an immediate and substantial decline in the value of your notes on the issue date.



The Notes will not constitute deposits insured under the Canada Deposit Insurance Corporation Act or by the United States Federal Deposit Insurance Corporation or any other Canadian or United States government agency or instrumentality.



                                                       Proceeds to Royal Bank of
            Price to Public       Agent's Commission            Canada
            ---------------       ------------------            ------



                         RBC Capital Markets Corporation
                                   May _, 2009

You may revoke your offer to purchase the Notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase the Notes prior to their issuance. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.



                     ADDITIONAL TERMS SPECIFIC TO THE NOTES

You should read this pricing supplement together with the prospectus dated January 5, 2007, as supplemented by the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, relating to our Senior Global Medium-Term Notes, Series C, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in "Risk Factors" in the prospectus supplement dated February 28, 2007 and "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

o    Prospectus dated January 5, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000025/
     o34295e424b3.htm

o    Prospectus Supplement dated February 28, 2007:
     http://www.sec.gov/Archives/edgar/data/1000275/000090956707000285/
     o35030e424b3.htm

o    Product Prospectus Supplement dated October 20, 2008:
     http://idea.sec.gov/Archives/edgar/data/1000275/000121465908002315/
     0001214659-08-002315.txt


Our SEC file number is 333-139359. As used in this pricing supplement, the "Company," "we," "us," or "our" refers to Royal Bank of Canada.



Hypothetical Examples of Amounts Payable at Maturity

The examples set forth below are provided for illustration purposes only. Assumptions in each of the examples are purely fictional and do not relate to any actual Reference Stock performance. The hypothetical terms do not represent the terms of an actual Note and do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Stock on the Valuation Date relative to its price on the Pricing Date. We cannot predict the Reference Stock performance.

The table below illustrates the Payment at Maturity of the Notes (excluding the final Coupon), assuming an Initial Share Price of $100, a Barrier Price of 60% and an initial investment of $1,000. Hypothetical Final Share Prices are shown in the first column on the left. For this purpose, we have assumed that there will be no anti-dilution adjustments to the Final Share Price and no market disruption events. The second column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does not fall below the Barrier Price at any time during the Monitoring Period. The third column shows the Payment at Maturity (as a percentage of the principal amount) in the case where the market price of the Reference Stock does fall below the Barrier Price during the Monitoring Period. The fourth column shows the Physical Delivery Amount as a number of shares of the Reference Stock. The fifth column shows the Cash Delivery Amount, should we elect to deliver the Cash Delivery Amount instead of the Physical Delivery Amount.

                      If the closing          If the closing
                    market price of the     market price of the
                     Reference Stock          Reference Stock
                   does not fall below        falls below the
                   the Barrier Price on      Barrier Price on
                    any day during the      any day during the     Physical
                    Monitoring Period:      Monitoring Period:     Delivery
                        Payment at              Payment at        Amount as
                        Maturity as             Maturity as       Number of
    Hypothetical       Percentage of           Percentage of    Shares of the
     Final Share         Principal               Principal        Reference        Cash Delivery
        Price             Amount                  Amount            Stock              Amount
        -----             ------                  ------            -----              ------
       $200               100.00%                 100.00%            n/a                 n/a
---------------------------------------------------------------------------------------------------
       $175               100.00%                 100.00%            n/a                 n/a
---------------------------------------------------------------------------------------------------
       $150               100.00%                 100.00%            n/a                 n/a
---------------------------------------------------------------------------------------------------
       $125               100.00%                 100.00%            n/a                 n/a
---------------------------------------------------------------------------------------------------
       $100               100.00%                 100.00%            n/a                 n/a
---------------------------------------------------------------------------------------------------
                                             Physical or Cash
        $90               100.00%            Delivery Amount          10               $90
---------------------------------------------------------------------------------------------------
                                             Physical or Cash
        $80               100.00%            Delivery Amount          10               $80
---------------------------------------------------------------------------------------------------
                                             Physical or Cash
        $70               100.00%            Delivery Amount          10               $70
---------------------------------------------------------------------------------------------------
                                             Physical or Cash
        $60               100.00%            Delivery Amount          10               $60
---------------------------------------------------------------------------------------------------
                                             Physical or Cash
        $59.50              n/a              Delivery Amount          10               $59.50
---------------------------------------------------------------------------------------------------
                                             Physical or Cash
        $50.00              n/a              Delivery Amount          10               $50.00
---------------------------------------------------------------------------------------------------
                                             Physical or Cash
        $25.00              n/a              Delivery Amount          10               $25.00
---------------------------------------------------------------------------------------------------
                                             Physical or Cash
         $0.00              n/a              Delivery Amount          10                $0.00
---------------------------------------------------------------------------------------------------

The payments at maturity shown above are entirely hypothetical; they are based on market prices for the Reference Stock that may not be achieved on the Valuation Date and on assumptions that may prove to be erroneous. The actual market value of your Notes on the Maturity Date or at any other time, including any time you may wish to sell your Notes, may bear little relation to the hypothetical payments at maturity shown above, and those amounts should not be viewed as an indication of the financial return on an investment in the offered Notes or on an investment in the Reference Stock. Please read "Additional Risk Factors Specific to Your Notes" and "Hypothetical Returns on Your Notes" in the accompanying product prospectus supplement dated October 20, 2008.

Payments on your Notes are economically equivalent to the amounts that would be paid on a combination of other instruments. For example, payments on your Notes are economically equivalent to the amounts that would be paid on a combination of an interest-bearing bond bought, and an option sold, by the investor (with an implicit option premium paid over time to the investor). The discussion in this paragraph does not modify or affect the terms of the offered Notes or the United States or Canadian income tax treatment of the offered Notes as described under "Supplemental Discussion of Canadian Tax Consequences" and "Supplemental Discussion of Federal Income Tax Consequences" in the accompanying product prospectus supplement dated October 20, 2008.

Selected Purchase Considerations

o Market Disruption Events and Adjustments --The Payment at Maturity and the valuation date are subject to adjustment as described in the product prospectus supplement dated October 20, 2008. For a description of what constitutes a market disruption event as well as the consequences of that market disruption event, see "General Terms of the Reverse Convertible Notes--Consequences of Market Disruption Events" in the product prospectus supplement dated October 20, 2008.

o Principal At Risk -- Investors in these Notes could lose some or a substantial value of their investment at maturity if there has been a decline in the trading price of the Reference Stock.

o    Certain U.S. Federal Income Tax Considerations:

     o RevCon 78008GW73 (AA): 0.00% of each stated interest payment (25.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GW81 (ACI): 0.00% of each stated interest payment (25.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (25.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GW99 (AFL): 0.00% of each stated interest payment (19.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX23 (AMZN): 0.00% of each stated interest payment (11.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (11.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX31 (AXP): 0.00% of each stated interest payment (23.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (23.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX49 (BAC): 0.00% of each stated interest payment (30.25% in total) will be treated as an interest payment and 0.00% of each stated interest payment (30.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX56 (BTU): 0.00% of each stated interest payment (18.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (18.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX64 (CAT): 0.00% of each stated interest payment (18.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (18.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX72 (CHK): 0.00% of each stated interest payment (16.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX80 (DE): 0.00% of each stated interest payment (18.75% in total) will be treated as an interest payment and 0.00% of each stated interest payment (18.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GX98 (DVN): 0.00% of each stated interest payment (10.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY22 (FCX): 0.00% of each stated interest payment (15.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (15.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY30 (FTO): 0.00% of each stated interest payment (11.75% in total) will be treated as an interest payment and 0.00% of each stated interest payment (11.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY48 (GE): 0.00%of each stated interest payment (12.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (12.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY55 (GG): 0.00% of each stated interest payment (16.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (16.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY63 (GS): 0.00% of each stated interest payment (13.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY71 (JPM): 0.00% of each stated interest payment (15.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (15.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY89 (LOW): 0.00% of each stated interest payment (12.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GY97 (NUE): 0.00% of each stated interest payment (23.55% in total) will be treated as an interest payment and 0.00% of each stated interest payment (23.55% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G2C5 (PBR): 0.00% of each stated interest payment (12.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (12.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008GZ21 (RIMM): 0.00% of each stated interest payment (20.25% in total) will be treated as an interest payment and 0.00% of each stated interest payment (20.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZ39 (UNP): 0.00% of each stated interest payment (11.25% in total) will be treated as an interest payment and 0.00% of each stated interest payment (11.25% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZ47 (USB): 0.00% of each stated interest payment (21.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (21.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G2B7 (VALE): 0.00% of each stated interest payment (13.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (13.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes

     o RevCon 78008GZ54 (WFC): 0.00% of each stated interest payment (19.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (19.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZ62 (X): 0.00%of each stated interest payment (27.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (27.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZ70 (AAPL): 0.00% of each stated interest payment (10.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (10.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZ88 (F): 0.00% of each stated interest payment (28.00% in total) will be treated as an interest payment and 0.00% of each stated interest payment (28.00% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008GZ96 (HD): 0.00% of each stated interest payment (10.50% in total) will be treated as an interest payment and 0.00% of each stated interest payment (10.50% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     o RevCon 78008G2A9 (MON): 0.00% of each stated interest payment (10.75% in total) will be treated as an interest payment and 0.00% of each stated interest payment (10.75% in total) will be treated as payment for the Put Option for U.S. federal income tax purposes.

     For further discussion of the tax consequences applicable to an investor, please see the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008.



Selected Risk Considerations

An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Stock. These risks are explained in more detail in the section "Additional Risk Factors Specific to Your Notes" in the product prospectus supplement dated October 20, 2008. In addition to the risks described in the prospectus supplement dated February 28, 2007 and the product prospectus supplement dated October 20, 2008, you should consider the following:

o You May Lose Some or All of Your Principal Amount -- You may receive a lower Payment at Maturity than you would have received if you had invested in the Reference Stock directly. If the Reference Stock performance is not positive, you may receive a Payment at Maturity of less than the principal amount of your Notes.

o The Inclusion in the Purchase Price of the Notes of A Selling Concession and of Royal Bank's Cost of Hedging its Market Risk under the Notes Will Adversely Affect the Value of the Notes Prior to Maturity -- The price at which you purchase the notes includes a selling concession (including a broker's commission), as well as the costs that Royal Bank (or one of its affiliates) expects to incur in the hedging of its market risk under the notes. Such hedging costs include the expected cost of undertaking this hedge, as well as the profit that Royal Bank (or its affiliates) expects to realize in consideration for assuming the risks inherent in providing such hedge. As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

Information Regarding the Issuers of the Reference Stocks

The Reference Stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under that Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC's website at www.sec.gov. In addition, information regarding the Reference Stock may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents.

The following information regarding the issuer of the Reference Stock is derived from publicly available information.

We make no representation or warranty as to the accuracy or completeness of reports filed by the issuer with the SEC, information published by it on its website or in any other format, information about it obtained from any other source or the information provided below.

     o Alcoa Inc. engages in the production and management of primary aluminum, fabricated aluminum, and alumina worldwide. It involves in the technology, mining, refining, smelting, fabricating, and recycling of aluminum. The company's products include precision castings, and aerospace and industrial fasteners.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03610

     o Arch Coal, Inc. engages in the production and sale of steam and metallurgical coal from surface and underground mines to power plants, steel mills, and industrial facilities in the United States. As of December 31, 2008, the company operated 20 active mines; and owned or controlled approximately 2.8 billion tons of proven and probable recoverable reserves.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13105

     o Aflac Incorporated, through its subsidiary, American Family Life Assurance Company of Columbus (Aflac), provides supplemental health and life insurance. The company offers cancer plans, general medical indemnity plans, medical/sickness riders, care plans, living benefit life plans, ordinary life insurance plans, and annuities in Japan.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07434

     o Apple Inc. and its wholly owned subsidiaries design, manufacture, and market personal computers, portable digital music players, and mobile communication devices, and sell various related software, services, peripherals, and networking solutions. The company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-10030

     o Amazon.com, Inc. operates as an online retailer in North America and internationally. It operates various retail Web sites, including amazon.com, amazon.co.uk, amazon.de, amazon.fr, amazon.co.jp, amazon.ca, and amazon.cn. The company serves its consumer customers through its retail Websites and focuses on selection, price, and convenience. It also offers programs that enable seller customers to sell their products on its Websites and their own branded Websites.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-22513

     o American Express Company, a payments and travel company, provides charge and credit payment card products, and travel-related services worldwide. It operates in two groups, the Global Consumer Group and the Global Business-to-Business Group. The Global Consumer Group offers a range of products and services, including charge and credit card products, consumer travel services, and stored value products, such as Travelers Cheques and prepaid products.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07657

     o Bank of America Corporation, a financial holding company, provides a range of banking and nonbanking financial services and products in the United States and internationally. Its Global Consumer and Small Business Banking segment offers savings accounts, money market savings accounts, certificate of deposits, individual retirement accounts, and checking accounts; U.S.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06523

     o Peabody Energy Corporation, through its subsidiaries, engages in the exploration, mining, and production of coal worldwide. It owns interests in 30 coal operations located in the United States and Australia, as well as owns joint venture interests in a Venezuelan mine. The company also markets, brokerages, and trades coal. It also develops mine-mouth coal-fueled generating plants; and develops Btu Conversion technologies, which are designed to convert coal to natural gas and transportation fuels.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16463

     o Caterpillar Inc. manufactures and sells construction and mining equipment, diesel and natural gas engines, and industrial gas turbines worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00768

     o Chesapeake Energy Corporation, an oil and natural gas exploration and production company, engages in the acquisition, exploration, and development of properties for the production of crude oil and natural gas from underground reservoirs. It also provides marketing and midstream services for natural gas and oil for other working interest owners in properties it operate.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-13726

     o Deere & Company manufactures and distributes products and services for agriculture and forestry worldwide. The company operates through four segments: Agricultural Equipment, Commercial and Consumer Equipment, Construction and Forestry, and Credit.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04121

     o Devon Energy Corporation, together with its subsidiaries, primarily engages in oil and gas exploration, development, and production; the transportation of oil, gas, and natural gas liquids; and the processing of natural gas.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-32318

     o Freeport-McMoRan Copper & Gold Inc. engages in the exploration, mining, and production of mineral resources. It primarily focuses on copper, gold, silver, cobalt, and molybdenum deposits. The company's portfolio of assets includes the Grasberg minerals district in Indonesia; mining operations in North and South America; and the Tenke Fungurume development project in the Democratic Republic of Congo. As of December 31, 2008, its consolidated recoverable proven and probable reserves included 102.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-11307-01

     o Frontier Oil Corporation, together with its subsidiaries, engages in refining crude oil and marketing refined petroleum products. It purchases crude oil to be refined and markets the refined petroleum products, including various grades of gasoline, diesel, jet fuel, asphalt, chemicals, and petroleum coke. The company operates refineries in Cheyenne, Wyoming and El Dorado, and Kansas with a total annual average crude oil capacity of approximately 182,000 barrels per day.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07627

     o Ford Motor Company designs, develops, manufactures, and services cars and trucks worldwide. It operates in two sectors, Automotive and Financial Services. The Automotive sector sells vehicles under Ford, Mercury, Lincoln, and Volvo brand names. This sector markets cars, trucks, and parts through retail dealers in North America, and through distributors and dealers outside of North America.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-03950

     o General Electric Company (GE) operates as a technology, media, and financial services company worldwide. Its Energy Infrastructure segment produces gas, steam, and aeroderivative turbines; generators; and combined cycle systems, as well as provides water treatment services and equipment.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-00035

     o Goldcorp Inc., together with its subsidiaries, engages in the acquisition, exploration, development, and operation of precious metal properties in Canada, the United States, Mexico, and central and South America. It explores primarily for gold, silver, copper, lead, and zinc ores. The company was founded in 1954 and is headquartered in Vancouver, Canada.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-12970

     o The Goldman Sachs Group, Inc., together with its subsidiaries, provides various investment banking, securities, and investment management services to corporations, financial institutions, governments, and high-net-worth individuals worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-14965

     o The Home Depot, Inc., together with its subsidiaries, operates as a home improvement retailer company. The company's Home Depot stores sell building materials, home improvement supplies, and lawn and garden products to do-it-yourself customers, do-it-for-me (D-I-F-M) customers, home improvement contractors, tradespeople, and building maintenance professionals. Its stores also offer various installation services for D-I-F-M customers.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-08207

     o JPMorgan Chase & Co., a financial holding company, provides a range of financial services worldwide. It operates in six segments:
          Investment Bank, Commercial Banking, Treasury & Securities Services, Asset Management, Retail Financial Services, and Card Services.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-05805

     o Lowe's Companies, Inc., together with its subsidiaries, operates as a home improvement retailer in the United States and Canada. The company provides a range of products and services for home decoration, maintenance, repair, remodeling, and property maintenance.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-07898

     o Monsanto Company provides agricultural products for farmers in the United States and internationally. It operates in two segments, Seeds and Genomics, and Agricultural Productivity. The Seeds and Genomics segment produces corn, soybeans, canola, and cotton seeds, as well as vegetable and fruit seeds, including tomato, pepper, eggplant, melon, cucumber, pumpkin, squash, beans, broccoli, onions, and lettuce.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16167

     o Nucor Corporation, together with its subsidiaries, engages in the manufacture and sale of steel and steel products in North America. It operates in three segments: Steel Mills, Steel Products, and Raw Materials. The Steel Mills segment offers hot-rolled steel products, such as angles, rounds, flats, channels, rebar, sheets, wide-flange beams, pilings, billets, blooms, beam blanks, and plates; and cold-rolled steel.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-04119

     o Petroleo Brasileiro S.A. Petrobras, together with its subsidiaries, engages in the exploration, exploitation, and production of oil and gas, and energy in Brazil and internationally. The company operates in four segments: Exploration and Production, Supply, Gas and Energy, and Distribution.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-15106

     o Research In Motion Limited designs, manufactures, and markets wireless solutions for the mobile communications market worldwide.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 000-29898

     o U.S. Bancorp operates as the holding company for U.S. Bank National Association that provides various banking and financial services in the United States. It generates various deposit products, including checking accounts, savings accounts, money market savings, and time certificates of deposit accounts.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06880

     o Union Pacific Corporation, through its subsidiary, Union Pacific Railroad Company, provides rail transportation services in North America. It has approximately 32,012 route miles linking Pacific Coast and Gulf Coast ports with the Midwest and eastern United States gateways, and provides various corridors to Mexican gateways.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-06075

     o Companhia Vale do Rio Doce, through its subsidiaries, operates as a diversified metals and mining company worldwide. The company produces iron ore and iron ore pellets, nickel, manganese ore, ferroalloys, and kaolin. It also engages in producing bauxite, alumina, aluminum, copper, metallurgical and thermal coal, metallurgical coke and methanol, cobalt, potash, and other non-ferrous minerals, as well as precious metals, including platinum-group metals, gold, and silver.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 005-55631

     o Wells Fargo & Company, through its subsidiaries, provides retail, commercial, and corporate banking services principally in the United States. The company operates through three segments: Community Banking, Wholesale Banking, and Wells Fargo Financial. The Community Banking segment offers deposit products, including checking accounts, savings deposits, market rate accounts, individual retirement accounts, time deposits, and debit cards.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-02979

     o United States Steel Corporation, through its subsidiaries, engages in the production and sale of steel products primarily in North America and Europe. The company operates through three segments:
          Flat-rolled Products (Flat-rolled), U. S. Steel Europe (USSE), and Tubular Products (Tubular). The Flat-rolled Products segment offers slabs, sheets, tin mill products, and strip mill plates and rounds.

               o Information filed with the SEC under the Exchange Act can be located by referencing its SEC file number: 001-16811

                             Historical Information

The graphs below set forth the historical performances of the Reference Stocks. In addition, below each graph is a table setting forth the intra-day high, intra-day low and period-end closing prices of each Reference Stock. The information provided in each table is for the four quarters of 2006, 2007, 2008, the first quarter of 2009 and the period from April 1, 2009 through May 18, 2009. (No price provided in the table for a particular period indicates that such Reference Stock was not traded at such time.)

     We obtained the information regarding the historical performance of the Reference Stocks in the charts below from Bloomberg Financial Markets and FactSet Research Systems Inc.

     We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets and FactSet Research Systems Inc. The historical performance of the Reference Stocks should not be taken as an indication of future performance, and no assurance can be given as to the market prices of each Reference Stock on the Valuation Date. We cannot give you assurance that the performance of each Reference Stock will result in any return in addition to your initial investment.

                                 Alcoa Inc (AA)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
  ----------            ----                   ---                       ---                       ---
   1/1/2006           3/31/2006               32.2                      28.39                     30.56
   4/1/2006           6/30/2006               36.96                     28.55                     32.36
   7/1/2006           9/29/2006               34                        26.6                      28.04
  9/30/2006          12/29/2006               31.33                     26.39                     30.01

   1/1/2007           3/30/2007               36.05                     28.09                     33.9
  3/31/2007           6/29/2007               42.9                      33.63                     40.53
  6/30/2007           9/28/2007               48.77                     30.25                     39.12
  9/29/2007          12/31/2007               40.7                      33.22                     36.55

   1/1/2008           3/31/2008               39.67                     26.69                     36.06
   4/1/2008           6/30/2008               44.77                     33.65                     35.62
   7/1/2008           9/30/2008               35.66                     20.93                     22.58
  10/1/2008          12/31/2008               22.35                      6.8                      11.26

   1/1/2009           3/31/2009               12.44                      4.97                      7.34
   4/1/2009           5/18/2009               10.98                      7.03                      9.49


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Apple Inc (AAPL)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
  ----------            ----                   ---                       ---                       ---
   1/1/2006           3/31/2006               86.4                      57.67                     62.72
   4/1/2006           6/30/2006               73.8                      55.41                     57.27
   7/1/2006           9/29/2006               77.78                     50.16                     76.98
  9/30/2006          12/29/2006               93.159                    72.6                      84.84

   1/1/2007           3/30/2007               97.8                      81.9                      92.91
  3/31/2007           6/29/2007              127.61                     89.6                     122.04
  6/30/2007           9/28/2007              155                       111.62                    153.47
  9/29/2007          12/31/2007              202.96                    150.63                    198.08

   1/1/2008           3/31/2008              200.26                    115.44                    143.5
   4/1/2008           6/30/2008              192.24                    143.61                    167.44
   7/1/2008           9/30/2008              180.91                    100.59                    113.66
  10/1/2008          12/31/2008              116.4                      79.14                     85.35

   1/1/2009           3/31/2009              109.98                     78.2                     105.12
   4/1/2009           5/18/2009              133.5                     103.89                    126.65


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Arch Coal Inc (ACI)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day           Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the             Price of the              Price of the
                                        Reference Stock in       Reference Stock in        Reference Stock in
                                               ($)                      ($)                       ($)
  ----------            ----                   ---                      ---                       ---
   1/1/2006           3/31/2006               44.15                    34.295                     37.97
   4/1/2006           6/30/2006               56.445                   37.1001                    42.37
   7/1/2006           9/29/2006               44.13                    25.88                      28.91
  9/30/2006          12/29/2006               37.03                    25.85                      30.03

   1/1/2007           3/30/2007               33.79                    27.18                      30.69
  3/31/2007           6/29/2007               42.59                    30.33                      34.8
  6/30/2007           9/28/2007               37                       27.76                      33.74
  9/29/2007          12/31/2007               45.22                    32.99                      44.93

   1/1/2008           3/31/2008               56.15                    32.98                      43.5
   4/1/2008           6/30/2008               77.4                     41.25                      75.03
   7/1/2008           9/30/2008               75.41                    27.9                       32.89
  10/1/2008          12/31/2008               32.58                    10.43                      16.29

   1/1/2009           3/31/2009               20.6291                  11.77                      13.37
   4/1/2009           5/18/2009               19.27                    12.52                      17.23


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Aflac Inc (AFL)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                49.4                      44.72                     45.13
   4/1/2006           6/30/2006                49.29                     44.4                      46.35
   7/1/2006           9/29/2006                46.85                     41.63                     45.76
  9/30/2006          12/29/2006                46.2                      42.5                      46

   1/1/2007           3/30/2007                49.37                     45.18                     47.06
  3/31/2007           6/29/2007                54                        47                        51.4
  6/30/2007           9/28/2007                57.44                     50.19                     57.04
  9/29/2007          12/31/2007                63.91                     55.77                     62.63

   1/1/2008           3/31/2008                67                        56.75                     64.95
   4/1/2008           6/30/2008                68.81                     62.52                     62.8
   7/1/2008           9/30/2008                68                        51.25                     58.75
  10/1/2008          12/31/2008                60.73                     29.68                     45.84

   1/1/2009           3/31/2009                46.96                     10.83                     19.36
   4/1/2009           5/18/2009                37.66                     17.25                     35.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Amazon.com Inc (AMZN)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day              Low Intra-Day          Period-End Closing
  Start Date            Date               Price of the                Price of the             Price of the
                                        Reference Stock in          Reference Stock in       Reference Stock in
                                               ($)                         ($)                      ($)
  ----------            ----                   ---                         ---                      ---
   1/1/2006           3/31/2006                48.58                     35.1391                   36.53
   4/1/2006           6/30/2006                38.84                     31.52                     38.68
   7/1/2006           9/29/2006                38.62                     25.76                     32.12
  9/30/2006          12/29/2006                43.25                     30.58                     39.46

   1/1/2007           3/30/2007                42                        36.3                      39.79
  3/31/2007           6/29/2007                74.72                     39.55                     68.41
  6/30/2007           9/28/2007                94.26                     68.01                     93.15
  9/29/2007          12/31/2007               101.09                     76.5                      92.64

   1/1/2008           3/31/2008                97.43                     61.2                      71.3
   4/1/2008           6/30/2008                84.88                     70.65                     73.33
   7/1/2008           9/30/2008                91.75                     61.32                     72.76
  10/1/2008          12/31/2008                71.99                     34.68                     51.28

   1/1/2009           3/31/2009                75.61                     47.63                     73.44
   4/1/2009           5/18/2009                86.68                     71.71                     75.95


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            American Express Co (AXP)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                55                        51.05                     52.55
   4/1/2006           6/30/2006                54.91                     50.92                     53.22
   7/1/2006           9/29/2006                56.19                     49.73                     56.08
  9/30/2006          12/29/2006                62.5                      55                        60.67

   1/1/2007           3/30/2007                61.9                      53.91                     56.4
  3/31/2007           6/29/2007                65.24                     55.34                     61.18
  6/30/2007           9/28/2007                65.89                     55.5                      59.37
  9/29/2007          12/31/2007                63.63                     50.37                     52.02

   1/1/2008           3/31/2008                52.32                     39.5                      43.72
   4/1/2008           6/30/2008                52.63                     37.61                     37.67
   7/1/2008           9/30/2008                42.5                      31.68                     35.43
  10/1/2008          12/31/2008                35.8                      16.55                     18.55

   1/1/2009           3/31/2009                21.38                      9.71                     13.63
   4/1/2009           5/18/2009                28.45                     13.08                     26.13


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Bank of America Corp (BAC)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                47.24                     42.75                     45.54
   4/1/2006           6/30/2006                50.5                      45.26                     48.1
   7/1/2006           9/29/2006                54                        47.59                     53.57
  9/30/2006          12/29/2006                55.08                     51.32                     53.39

   1/1/2007           3/30/2007                54.21                     48.36                     51.02
  3/31/2007           6/29/2007                52.2                      48.55                     48.89
  6/30/2007           9/28/2007                52.78                     46.52                     50.27
  9/29/2007          12/31/2007                52.96                     40.61                     41.26

   1/1/2008           3/31/2008                45.08                     33.12                     37.91
   4/1/2008           6/30/2008                41.8641                   22.44                     23.87
   7/1/2008           9/30/2008                39.5                      18.44                     35
  10/1/2008          12/31/2008                38.5                      10.01                     14.08

   1/1/2009           3/31/2009                14.81                      2.53                      6.82
   4/1/2009           5/18/2009                15.07                      6.44                     11.73


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Peabody Energy Corp (BTU)
                                (May-01 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date                Price of the              Price of the               Price of the
                                         Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
  ----------            ----                    ---                       ---                        ---
   1/1/2006           3/31/2006               49.185                    38.6056                    47.1955
   4/1/2006           6/30/2006               71.4252                   43.8251                    52.195
   7/1/2006           9/29/2006               56.0804                   30.8395                    34.4347
  9/30/2006          12/29/2006               45.4916                   31.8787                    37.8332

   1/1/2007           3/30/2007               41.756                    33.8916                    37.674
  3/31/2007           6/29/2007               52.2044                   37.4119                    45.295
  6/30/2007           9/28/2007               47.7385                   35.9701                    44.8175
  9/29/2007          12/31/2007               62.55                     44.4898                    61.64

   1/1/2008           3/31/2008               63.97                     42.05                      51
   4/1/2008           6/30/2008               88.69                     49.38                      88.05
   7/1/2008           9/30/2008               88.39                     39.06                      45
  10/1/2008          12/31/2008               43.99                     16                         22.75

   1/1/2009           3/31/2009               30.95                     20.17                      25.04
   4/1/2009           5/18/2009               34.15                     23.56                      30.76


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Caterpillar Inc (CAT)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                77.21                     57.05                     71.81
   4/1/2006           6/30/2006                82.03                     64.41                     74.48
   7/1/2006           9/29/2006                75.43                     62.09                     65.8
  9/30/2006          12/29/2006                70.92                     58.82                     61.33

   1/1/2007           3/30/2007                68.43                     57.98                     67.03
  3/31/2007           6/29/2007                82.89                     65.86                     78.3
  6/30/2007           9/28/2007                87                        70.59                     78.43
  9/29/2007          12/31/2007                82.74                     67                        72.56

   1/1/2008           3/31/2008                78.63                     59.6                      78.29
   4/1/2008           6/30/2008                85.96                     72.56                     73.82
   7/1/2008           9/30/2008                75.87                     58.11                     59.6
  10/1/2008          12/31/2008                59.03                     31.95                     44.67

   1/1/2009           3/31/2009                47.12                     21.71                     27.96
   4/1/2009           5/18/2009                40.96                     27.44                     37.78


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Chesapeake Energy Corp (CHK)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                35.57                     27.75                     31.41
   4/1/2006           6/30/2006                33.79                     26.81                     30.25
   7/1/2006           9/29/2006                33.76                     28.06                     28.98
  9/30/2006          12/29/2006                34.27                     27.9                      29.05

   1/1/2007           3/30/2007                31.83                     27.27                     30.88
  3/31/2007           6/29/2007                37.75                     30.88                     34.6
  6/30/2007           9/28/2007                37.55                     31.38                     35.26
  9/29/2007          12/31/2007                41.19                     34.9                      39.2

   1/1/2008           3/31/2008                49.87                     34.42                     46.15
   4/1/2008           6/30/2008                68.1                      45.25                     65.96
   7/1/2008           9/30/2008                74                        31.15                     35.86
  10/1/2008          12/31/2008                35.46                      9.84                     16.17

   1/1/2009           3/31/2009                20.13                     13.27                     17.06
   4/1/2009           5/18/2009                24.25                     16.43                     21.08


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                 Deere & Co (DE)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End             High Intra-Day            Low Intra-Day          Period-End Closing
  Start Date            Date                 Price of the              Price of the             Price of the
                                          Reference Stock in        Reference Stock in       Reference Stock in
                                                 ($)                       ($)                      ($)
  ----------            ----                     ---                       ---                      ---
   1/1/2006           3/31/2006                40                        33.805                    39.525
   4/1/2006           6/30/2006                45.99                     38.1932                   41.745
   7/1/2006           9/29/2006                42.485                    33.45                     41.955
  9/30/2006          12/29/2006                50.7                      41.505                    47.535

   1/1/2007           3/30/2007                58.25                     45.115                    54.32
  3/31/2007           6/29/2007                62.82                     51.585                    60.37
  6/30/2007           9/28/2007                74.95                     56.955                    74.21
  9/29/2007          12/31/2007                93.74                     70.175                    93.12

   1/1/2008           3/31/2008                94.7658                   71.2                      80.44
   4/1/2008           6/30/2008                94.89                     70.16                     72.13
   7/1/2008           9/30/2008                74.18                     46.18                     49.5
  10/1/2008          12/31/2008                49.49                     28.5                      38.32

   1/1/2009           3/31/2009                46.76                     24.51                     32.87
   4/1/2009           5/18/2009                47.98                     31.88                     44.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Devon Energy Corp (DVN)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                69.97                     55.3                      61.17
   4/1/2006           6/30/2006                65.25                     48.94                     60.41
   7/1/2006           9/29/2006                74.75                     57.19                     63.15
  9/30/2006          12/29/2006                74.49                     58.55                     67.08

   1/1/2007           3/30/2007                71.24                     62.8                      69.22
  3/31/2007           6/29/2007                83.92                     69.3                      78.29
  6/30/2007           9/28/2007                85.2                      69.01                     83.2
  9/29/2007          12/31/2007                94.75                     80.05                     88.91

   1/1/2008           3/31/2008               108.13                     74.56                    104.33
   4/1/2008           6/30/2008               127.16                    101.31                    120.16
   7/1/2008           9/30/2008               127.43                     82.1                      91.2
  10/1/2008          12/31/2008                91.69                     54.4                      65.71

   1/1/2009           3/31/2009                73.11                     38.55                     44.69
   4/1/2009           5/18/2009                65.0899                   43.35                     61.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Ford Motor Co (F)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in         Reference Stock in
                                               ($)                       ($)                        ($)
  ----------            ----                   ---                       ---                        ---
   1/1/2006           3/31/2006                8.96                      7.39                       7.96
   4/1/2006           6/30/2006                8.05                      6.17                       6.93
   7/1/2006           9/29/2006                9.48                      6.06                       8.09
  9/30/2006          12/29/2006                9.19                      6.85                       7.51

   1/1/2007           3/30/2007                8.97                      7.43                       7.89
  3/31/2007           6/29/2007                9.7                       7.67                       9.42
  6/30/2007           9/28/2007                9.64                      7.49                       8.49
  9/29/2007          12/31/2007                9.24                      6.65                       6.73

   1/1/2008           3/31/2008                6.94                      4.95                       5.72
   4/1/2008           6/30/2008                8.79                      4.46                       4.81
   7/1/2008           9/30/2008                6.33                      4.17                       5.2
  10/1/2008          12/31/2008                4.95                      1.01                       2.29

   1/1/2009           3/31/2009                2.99                      1.5                        2.63
   4/1/2009           5/18/2009                6.54                      2.4                        5.50


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                      Freeport-McMoRan Copper & Gold (FCX)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
  ----------            ----                   ---                       ---                       ---
   1/1/2006           3/31/2006               60.927                    44.158                    56.5894
   4/1/2006           6/30/2006               68.358                    41.4617                   53.3038
   7/1/2006           9/29/2006               59.9222                   45.7714                   51.9578
  9/30/2006          12/29/2006               62.1425                   46.4362                   55.73

   1/1/2007           3/30/2007               67.19                     48.85                     66.19
  3/31/2007           6/29/2007               85.5                      65.62                     82.82
  6/30/2007           9/28/2007              110.6                      67.07                    104.89
  9/29/2007          12/31/2007              120.2                      85.71                    102.44

   1/1/2008           3/31/2008              107.37                     68.96                     96.22
   4/1/2008           6/30/2008              127.24                     93                       117.19
   7/1/2008           9/30/2008              117.11                     51.21                     56.85
  10/1/2008          12/31/2008               56.75                     15.7                      24.44

   1/1/2009           3/31/2009               43.45                     21.16                     38.11
   4/1/2009           5/18/2009               52.99                     36.60                     48.67


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Frontier Oil Corp (FTO)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.98                     18.99                     29.675
   4/1/2006           6/30/2006                33.1                      23.75                     32.4
   7/1/2006           9/29/2006                37.8                      24.33                     26.58
  9/30/2006          12/29/2006                33                        24                        28.74

   1/1/2007           3/30/2007                33.75                     25.47                     32.64
  3/31/2007           6/29/2007                45.75                     31.95                     43.77
  6/30/2007           9/28/2007                49.1                      31.61                     41.64
  9/29/2007          12/31/2007                49.13                     39.54                     40.58

   1/1/2008           3/31/2008                41                        25.22                     27.26
   4/1/2008           6/30/2008                33                        23.03                     23.91
   7/1/2008           9/30/2008                24.26                     16.49                     18.42
  10/1/2008          12/31/2008                18.38                      7.51                     12.63

   1/1/2009           3/31/2009                16.84                     11.8                      12.79
   4/1/2009           5/18/2009                16.69                     12.31                     16.37


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            General Electric Co (GE)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day             Low Intra-Day          Period-End Closing
  Start Date            Date                Price of the               Price of the             Price of the
                                         Reference Stock in         Reference Stock in       Reference Stock in
                                                ($)                        ($)                      ($)
  ----------            ----                    ---                        ---                      ---
   1/1/2006           3/31/2006                35.63                     32.21                     34.78
   4/1/2006           6/30/2006                35.24                     32.78                     32.96
   7/1/2006           9/29/2006                35.65                     32.06                     35.3
  9/30/2006          12/29/2006                38.49                     34.62                     37.21

   1/1/2007           3/30/2007                38.28                     33.9                      35.36
  3/31/2007           6/29/2007                39.77                     34.55                     38.28
  6/30/2007           9/28/2007                42.07                     36.2                      41.4
  9/29/2007          12/31/2007                42.15                     36.07                     37.07

   1/1/2008           3/31/2008                37.742                    31.65                     37.01
   4/1/2008           6/30/2008                38.52                     26.15                     26.69
   7/1/2008           9/30/2008                30.39                     22.16                     25.5
  10/1/2008          12/31/2008                25.75                     12.58                     16.2

   1/1/2009           3/31/2009                17.24                      5.7279                   10.11
   4/1/2009           5/18/2009                14.55                      9.8                      13.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Goldcorp Inc (GG)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                30.44                     22.28                     29.25
   4/1/2006           6/30/2006                41.66                     24.07                     30.22
   7/1/2006           9/29/2006                31.59                     21.63                     23.6
  9/30/2006          12/29/2006                31.47                     20.35                     28.44

   1/1/2007           3/30/2007                29.49                     23.01                     24.02
  3/31/2007           6/29/2007                26.93                     22.36                     23.69
  6/30/2007           9/28/2007                30.99                     21                        30.56
  9/29/2007          12/31/2007                38.11                     29.25                     33.93

   1/1/2008           3/31/2008                46.3                      31.86                     38.75
   4/1/2008           6/30/2008                47.75                     33.83                     46.17
   7/1/2008           9/30/2008                52.65                     24.72                     31.63
  10/1/2008          12/31/2008                33.85                     13.84                     31.53

   1/1/2009           3/31/2009                35.47                     23.02                     33.32
   4/1/2009           5/18/2009                34.83                     26.71                     33.52


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        The Goldman Sachs Group Inc (GS)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date                Price of the              Price of the               Price of the
                                         Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
  ----------            ----                    ---                       ---                        ---
   1/1/2006           3/31/2006               159.63                    124.23                     156.96
   4/1/2006           6/30/2006               169.31                    136.79                     150.43
   7/1/2006           9/29/2006               171.15                    138.97                     169.17
  9/30/2006          12/29/2006               206.7                     168.51                     199.35

   1/1/2007           3/30/2007               222.75                    189.85                     206.63
  3/31/2007           6/29/2007               233.97                    203.29                     216.75
  6/30/2007           9/28/2007               225.77                    157.38                     216.74
  9/29/2007          12/31/2007               250.7                     196.9                      215.05

   1/1/2008           3/31/2008               215.05                    140.27                     165.39
   4/1/2008           6/30/2008               203.39                    161.21                     174.9
   7/1/2008           9/30/2008               190.04                     85.88                     128
  10/1/2008          12/31/2008               142                        47.41                      84.39

   1/1/2009           3/31/2009               115.65                     59.13                     106.02
   4/1/2009           5/18/2009               143.15                    103.94                     143.15


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                               Home Depot Inc (HD)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date                Price of the              Price of the               Price of the
                                         Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
  ----------            ----                    ---                       ---                        ---
   1/1/2006           3/31/2006                43.95                     38.5                       42.3
   4/1/2006           6/30/2006                42.93                     35.63                      35.79
   7/1/2006           9/29/2006                37.65                     32.85                      36.27
  9/30/2006          12/29/2006                40.37                     35.55                      40.16

   1/1/2007           3/30/2007                42.01                     36.35                      36.74
  3/31/2007           6/29/2007                41.19                     36.6                       39.35
  6/30/2007           9/28/2007                41.01                     31.85                      32.44
  9/29/2007          12/31/2007                34.55                     25.57                      26.94

   1/1/2008           3/31/2008                31.08                     23.77                      27.97
   4/1/2008           6/30/2008                30.5                      23.32                      23.42
   7/1/2008           9/30/2008                30.74                     20.76                      25.89
  10/1/2008          12/31/2008                26.09                     17.05                      23.02

   1/1/2009           3/31/2009                25.49                     17.49                      23.56
   4/1/2009           5/18/2009                27.07                     22.92                      26.02


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            JPMorgan Chase & Co (JPM)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day            Period-End Closing
  Start Date            Date                Price of the              Price of the               Price of the
                                         Reference Stock in        Reference Stock in         Reference Stock in
                                                ($)                       ($)                        ($)
  ----------            ----                    ---                       ---                        ---
   1/1/2006           3/31/2006                42.43                     37.88                      41.64
   4/1/2006           6/30/2006                46.8                      39.33                      42
   7/1/2006           9/29/2006                47.49                     40.4                       46.96
  9/30/2006          12/29/2006                49                        45.51                      48.3

   1/1/2007           3/30/2007                51.95                     45.91                      48.38
  3/31/2007           6/29/2007                53.25                     47.7                       48.45
  6/30/2007           9/28/2007                50.48                     42.16                      45.82
  9/29/2007          12/31/2007                48.02                     40.15                      43.65

   1/1/2008           3/31/2008                49.29                     36.01                      42.95
   4/1/2008           6/30/2008                49.95                     33.96                      34.31
   7/1/2008           9/30/2008                49                        29.24                      46.7
  10/1/2008          12/31/2008                50.63                     19.69                      31.53

   1/1/2009           3/31/2009                31.64                     14.96                      26.58
   4/1/2009           5/18/2009                38.94                     25.29                      37.26


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                              Lowe's Cos Inc (LOW)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
  ----------            ----                   ---                       ---                       ---
   1/1/2006           3/31/2006               34.825                    30.58                     32.22
   4/1/2006           6/30/2006               33.48                     29.5                      30.335
   7/1/2006           9/29/2006               31.15                     26.15                     28.06
  9/30/2006          12/29/2006               31.98                     27.85                     31.15

   1/1/2007           3/30/2007               35.74                     29.87                     31.49
  3/31/2007           6/29/2007               33.19                     30.35                     30.69
  6/30/2007           9/28/2007               32.53                     25.98                     28.02
  9/29/2007          12/31/2007               31.72                     21.01                     22.62

   1/1/2008           3/31/2008               26.87                     19.94                     22.94
   4/1/2008           6/30/2008               27.18                     20.52                     20.75
   7/1/2008           9/30/2008               28.49                     18                        23.69
  10/1/2008          12/31/2008               23.73                     15.76                     21.52

   1/1/2009           3/31/2009               23.17                     13                        18.25
   4/1/2009           5/18/2009               22.09                     17.65                     19.94


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Monsanto Co (MON)
                                (Oct-00 - Oct-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day           Low Intra-Day            Period-End Closing
  Start Date            Date                Price of the             Price of the               Price of the
                                         Reference Stock in       Reference Stock in         Reference Stock in
                                                ($)                      ($)                        ($)
  ----------            ----                    ---                      ---                        ---
   1/1/2006           3/31/2006                44.18                    39.095                     42.375
   4/1/2006           6/30/2006                44.88                    37.905                     42.095
   7/1/2006           9/29/2006                48.45                    40.925                     47.01
  9/30/2006          12/29/2006                53.49                    42.75                      52.53

   1/1/2007           3/30/2007                57.08                    49.1                       54.96
  3/31/2007           6/29/2007                68.81                    54.34                      67.54
  6/30/2007           9/28/2007                86.9                     58.5                       85.74
  9/29/2007          12/31/2007               116.25                    82.51                     111.69

   1/1/2008           3/31/2008               129.28                    90.5                      111.5
   4/1/2008           6/30/2008               145.8                    104.6                      126.44
   7/1/2008           9/30/2008               126.91                    92.67                      98.98
  10/1/2008          12/31/2008               100.69                    63.47                      70.35

   1/1/2009           3/31/2009                87.92                    69.62                      83.1
   4/1/2009           5/18/2009                91.9                     76.98                      90.22


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                Nucor Corp (NUE)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               51.2772                   31.2635                   48.9367
   4/1/2006           6/30/2006               56.3199                   41.843                    51.1612
   7/1/2006           9/29/2006               52.755                    42.5511                   47.1488
  9/30/2006          12/29/2006               64.3544                   45.2529                   52.5473

   1/1/2007           3/30/2007               64.7589                   51.1437                   63.0927
  3/31/2007           6/29/2007               67.7426                   54.7868                   57.3078
  6/30/2007           9/28/2007               63.2682                   40.6675                   58.6004
  9/29/2007          12/31/2007               64.02                     49.3773                   58.6484

   1/1/2008           3/31/2008               74.9396                   47.2594                   67.2708
   4/1/2008           6/30/2008               82.9812                   65.4336                   74.3454
   7/1/2008           9/30/2008               73.5688                   35.48                     39.5
  10/1/2008          12/31/2008               48.29                     25.25                     46.2

   1/1/2009           3/31/2009               49                        29.84                     38.17
   4/1/2009           5/18/2009               45.56                     37.28                     40.42


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                         Petroleo Brasileiro S.A. (PBR)
                                (Aug-00 - Aug-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006               23.7299                   18.1554                   21.656
   4/1/2006           6/30/2006               26.8625                   17.25                     22.3275
   7/1/2006           9/29/2006               24.0925                   18.445                    20.9575
  9/30/2006          12/29/2006               25.7475                   19.3125                   25.7475

   1/1/2007           3/30/2007               25.955                    20.69                     24.8775
  3/31/2007           6/29/2007               31.1825                   24.63                     30.3175
  6/30/2007           9/28/2007               38.56                     24.375                    37.75
  9/29/2007          12/31/2007               59.58                     36.425                    57.62

   1/1/2008           3/31/2008               62.74                     44.345                    51.055
   4/1/2008           6/30/2008               77.61                     50.465                    70.83
   7/1/2008           9/30/2008               71.77                     36.36                     43.95
  10/1/2008          12/31/2008               43.9                      14.73                     24.49

   1/1/2009           3/31/2009               35.3                      22.22                     30.47
   4/1/2009           5/18/2009               41.06                     30.16                     39.4


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          Research In Motion Ltd (RIMM)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day           Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the             Price of the              Price of the
                                         Reference Stock in       Reference Stock in        Reference Stock in
                                                ($)                      ($)                       ($)
  ----------            ----                    ---                      ---                       ---
   1/1/2006           3/31/2006               30.1767                   20.95                     28.2933
   4/1/2006           6/30/2006               29.37                     20.3433                   23.2567
   7/1/2006           9/29/2006               34.8333                   20.7067                   34.2167
  9/30/2006          12/29/2006               47.5533                   32.9167                   42.5933

   1/1/2007           3/30/2007               49.0167                   39.9167                   45.4967
  3/31/2007           6/29/2007               66.86                     42.9333                   66.6633
  6/30/2007           9/28/2007              100.98                     61.54                     98.55
  9/29/2007          12/31/2007              137.01                     95.02                    113.4

   1/1/2008           3/31/2008              118.35                     80.2                     112.23
   4/1/2008           6/30/2008              148.13                    111.9                     116.9
   7/1/2008           9/30/2008              135                        60.03                     68.3
  10/1/2008          12/31/2008               68.23                     35.09                     40.58

   1/1/2009           3/31/2009               60.47                     35.05                     43.11
   4/1/2009           5/18/2009               78.2                      42.76                     75.36


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                            Union Pacific Corp (UNP)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
  ----------            ----                   ---                       ---                       ---
   1/1/2006           3/31/2006               46.865                    38.81                     46.675
   4/1/2006           6/30/2006               48.745                    41.915                    46.48
   7/1/2006           9/29/2006               46.48                     39.325                    44
  9/30/2006          12/29/2006               48.08                     43.135                    46.01

   1/1/2007           3/30/2007               52.92                     44.79                     50.775
  3/31/2007           6/29/2007               61.395                    50.205                    57.575
  6/30/2007           9/28/2007               64.68                     49.69                     56.53
  9/29/2007          12/31/2007               68.78                     55.035                    62.81

   1/1/2008           3/31/2008               65.285                    52.66                     62.69
   4/1/2008           6/30/2008               82.76                     62.98                     75.5
   7/1/2008           9/30/2008               85.8                      67.34                     71.16
  10/1/2008          12/31/2008               71.78                     41.84                     47.8

   1/1/2009           3/31/2009               54.66                     33.28                     41.11
   4/1/2009           5/18/2009               53.97                     39.82                     48.47


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                                US Bancorp (USB)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                31.31                     28.99                     30.5
   4/1/2006           6/30/2006                31.89                     30.17                     30.88
   7/1/2006           9/29/2006                33.42                     30.54                     33.22
  9/30/2006          12/29/2006                36.85                     32.96                     36.19

   1/1/2007           3/30/2007                36.84                     34.4                      34.97
  3/31/2007           6/29/2007                35.18                     32.74                     32.95
  6/30/2007           9/28/2007                34.17                     29.09                     32.53
  9/29/2007          12/31/2007                34.25                     30.21                     31.74

   1/1/2008           3/31/2008                35.01                     27.86                     32.36
   4/1/2008           6/30/2008                35.25                     27.78                     27.89
   7/1/2008           9/30/2008                42.23                     20.57                     36.02
  10/1/2008          12/31/2008                37.31                     20.22                     25.01

   1/1/2009           3/31/2009                25.43                      8.06                     14.61
   4/1/2009           5/18/2009                21.92                     13.92                     19.35


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                           Cia Vale do Rio Doce (VALE)
                                (Mar-02 - Mar-09)
                                 [CHART OMITTED]



   Period-           Period-End             High Intra-Day           Low Intra-Day            Period-End Closing
  Start Date            Date                 Price of the             Price of the               Price of the
                                          Reference Stock in       Reference Stock in         Reference Stock in
                                                 ($)                      ($)                        ($)
  ----------            ----                     ---                      ---                        ---
   1/1/2006           3/31/2006                12.8975                   10.395                    12.1325
   4/1/2006           6/30/2006                14.55                      9.815                    12.02
   7/1/2006           9/29/2006                12.27                      9.58                     10.78
  9/30/2006          12/29/2006                15.23                     10.34                     14.87

   1/1/2007           3/30/2007                19.025                    13.53                     18.495
  3/31/2007           6/29/2007                23.855                    18.435                    22.275
  6/30/2007           9/28/2007                34.61                     17                        33.93
  9/29/2007          12/31/2007                38.32                     29.9                      32.67

   1/1/2008           3/31/2008                37.54                     24                        34.64
   4/1/2008           6/30/2008                44.15                     34                        35.82
   7/1/2008           9/30/2008                35.01                     16.5                      19.15
  10/1/2008          12/31/2008                19.01                      8.8                      12.11

   1/1/2009           3/31/2009                17.85                     11.5                      13.3
   4/1/2009           5/18/2009                19.31                     13.1                      18.82


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                             Wells Fargo & Co (WFC)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End           High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date               Price of the              Price of the              Price of the
                                        Reference Stock in        Reference Stock in        Reference Stock in
                                               ($)                       ($)                       ($)
  ----------            ----                   ---                       ---                       ---
   1/1/2006           3/31/2006               32.755                    30.31                     31.935
   4/1/2006           6/30/2006               34.855                    31.9                      33.54
   7/1/2006           9/29/2006               36.89                     33.355                    36.18
  9/30/2006          12/29/2006               36.99                     34.9                      35.56

   1/1/2007           3/30/2007               36.64                     33.01                     34.43
  3/31/2007           6/29/2007               36.49                     33.93                     35.17
  6/30/2007           9/28/2007               37.99                     32.66                     35.62
  9/29/2007          12/31/2007               37.78                     29.29                     30.19

   1/1/2008           3/31/2008               34.56                     24.38                     29.1
   4/1/2008           6/30/2008               32.4                      23.46                     23.75
   7/1/2008           9/30/2008               44.675                    20.46                     37.53
  10/1/2008          12/31/2008               38.95                     19.89                     29.48

   1/1/2009           3/31/2009               30.47                      7.8                      14.24
   4/1/2009           5/18/2009               28.45                     13.65                     26.93


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                          United States Steel Corp (X)
                                (May-99 - May-08)
                                 [CHART OMITTED]



   Period-           Period-End            High Intra-Day            Low Intra-Day           Period-End Closing
  Start Date            Date                Price of the              Price of the              Price of the
                                         Reference Stock in        Reference Stock in        Reference Stock in
                                                ($)                       ($)                       ($)
  ----------            ----                    ---                       ---                       ---
   1/1/2006           3/31/2006                64.47                     48.05                     60.68
   4/1/2006           6/30/2006                77.77                     56.15                     70.12
   7/1/2006           9/29/2006                70.66                     53.63                     57.68
  9/30/2006          12/29/2006                79.01                     54.18                     73.14

   1/1/2007           3/30/2007               101.6                      68.83                     99.17
  3/31/2007           6/29/2007               127.26                     99.07                    108.75
  6/30/2007           9/28/2007               116.37                     74.41                    105.94
  9/29/2007          12/31/2007               121.12                     85.05                    120.91

   1/1/2008           3/31/2008               128.3                      91.11                    126.87
   4/1/2008           6/30/2008               196                       122                       184.78
   7/1/2008           9/30/2008               182.79                     68.62                     77.61
  10/1/2008          12/31/2008                77.92                     20.71                     37.2

   1/1/2009           3/31/2009                41.47                     16.66                     21.13
   4/1/2009           5/18/2009                32.97                     20.17                     28.53


              PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

                        Supplemental Plan of Distribution

     We expect that delivery of the Notes will be made against payment for the Notes on or about May 29, 2009, which is the third (3rd) business day following the Pricing Date (this settlement cycle being referred to as "T+3"). See "Plan of Distribution" in the prospectus supplement dated February 28, 2007.

Supplemental Discussion of Canadian Tax Consequences

The following section supplements the tax discussion under the accompanying prospectus dated January 5, 2007, prospectus supplement dated February 28, 2007 and product prospectus supplement dated October 20, 2008 and is subject to the limitations and exceptions set forth therein. This discussion is only applicable to you if you are a Non-Resident Holder (as defined in the accompanying prospectus).

Based on the current administrative practices and policies of the Canada Revenue Agency, interest paid or credited or deemed for purposes of the Income Tax Act (Canada) (the "Act") to be paid or credited on a Note to a Non-Resident Holder will not be subject to Canadian non-resident withholding tax where we deal at arm's length for the purposes of the Act with the Non-Resident Holder at the time of such payment.


Anti-dilution Adjustments

Anti-dilution adjustments shall be determined according to "General Terms of the Reverse Convertible Notes--Anti-dilution Adjustments" beginning on page PS-10 of the product prospectus supplement dated October 20, 2008, except that, in connection with reverse stock splits, the Initial Reference Stock Price will not be adjusted, unless the reverse stock split occurs after the Pricing Date and on or before the Valuation Date.

               No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this pricing supplement or the accompanying prospectus, prospectus supplement or product prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by Royal Bank of Canada or the Underwriter. This pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities described in this pricing supplement nor do they constitute an offer to sell or a solicitation of an offer to buy the securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The delivery of this pricing supplement, the accompanying prospectus, prospectus supplement and product prospectus supplement at any time does not imply that the information they contain is correct as of any time subsequent to their respective dates.

                                        $




                                   [RBC LOGO]
                              Royal Bank of Canada

                    Senior Global Medium-Term Notes, Series C

                            Reverse Convertible Notes



                                   May _, 2009